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                                                                    Exhibit 23.3




The Board of Directors
WCI Communities, Inc.:


We consent to the use of our report on the combined balance sheets of Florida Design Communities, Inc. and Related Companies as of November 30, 1998, and December 31, 1997, and the combined statements of operations, stockholders' equity and cash flows for the eleven-month period ended November 30, 1998 and the year ended December 31, 1997 included herein.


                                        /s/ KPMG LLP

Tampa, Florida
June 8, 2001